Exhibit 99.1

Item 6. SELECTED FINANCIAL DATA

The Selected Financial Data reflects changes described in Item 8.01 of this Current Report on Form 8-K, and should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the Consolidated Financial Statements and accompanying notes included elsewhere herein.

Highlights

(Dollars in millions, except per share amounts)	2011	2010	2009	2008	2007
Revenues
Premiums and fees and other revenues	$19,333	$18,647	$16,157	$17,002	$15,375
Net investment income	1,146	1,105	1,014	1,063	1,114
Mail order pharmacy revenues	1,447	1,420	1,282	1,204	1,118
Realized investment gains (losses)	62	75	(43)	(170)	16
Total revenues	$21,988	$21,247	$18,410	$19,099	$17,623
Results of Operations:
Health Care	$991	$861	$731	$664	$679
Disability and Life	287	291	284	273	254
International	219	177	173	147	138
Run-off Reinsurance	(183)	26	185	(646)	(11)
Other Operations	89	85	86	87	109
Corporate	(184)	(211)	(142)	(162)	(97)
Realized investment gains (losses), net of taxes and noncontrolling interest	41	50	(26)	(110)	10
Shareholders’ income from continuing operations	1,260	1,279	1,291	253	1,082
Income from continuing operations attributable to noncontrolling interest	1	4	3	2	3
Income from continuing operations	1,261	1,283	1,294	255	1,085
Income (loss) from discontinued operations, net of taxes	—	—	1	4	(5)
Net income	$1,261	$1,283	$1,295	$259	$1,080

Shareholders’ income per share from continuing operations:
Basic	$4.65	$4.69	$4.71	$0.91	$3.78
Diluted	$4.59	$4.65	$4.69	$0.91	$3.73
Shareholders’ net income per share:
Basic	$4.65	$4.69	$4.71	$0.93	$3.76
Diluted	$4.59	$4.65	$4.69	$0.92	$3.71
Common dividends declared per share	$0.04	$0.04	$0.04	$0.04	$0.04
Total assets	$50,697	$45,393	$42,794	$41,206	$39,884
Long-term debt	$4,990	$2,288	$2,436	$2,090	$1,790
Shareholders’ equity	$7,994	$6,356	$5,198	$3,392	$4,567
Per share	$28.00	$23.38	$18.95	$12.51	$16.33
Common shares outstanding (in thousands)	285,533	271,880	274,257	271,036	279,588
Shareholders of record	8,178	8,568	8,888	9,014	8,696
Employees	31,400	30,600	29,300	30,300	26,600

Beginning in 2010, the Company began reporting the expense associated with its frozen pension plans in Corporate.  Prior periods were not restated.  The effect on prior periods was not material.

In 2008, the Company recorded significant charges related to the guaranteed minimum income benefits and guaranteed minimum death benefits businesses as well as an after-tax litigation charge of $52 million in Corporate related to the Cigna pension plan.

See Note 2 to the Consolidated Financial Statements for further discussion on changes to reported amounts as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010, and 2009  resulting from the retrospective adoption of amended accounting guidance for deferred policy acquisition costs.

Adoption of the amended accounting guidance for deferred policy acquisition costs resulted in a reduction in both assets and shareholders’ equity of $219 million as of December 31, 2009.

The following table represents changes to reported amounts for the years ended December 31, 2008 and 2007.

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Condensed Selected Financial Data

Year ended December 31, 2008

Highlights

		Effect of
		amended	As
	As previously	accounting	retrospectively
(Dollars in millions, except per share data)	reported	guidance	adjusted
Revenues
Premiums and fees and other revenues	$17,004	$(2)	$17,002
Total revenues	$19,101	$(2)	$19,099
Results of Operations:
International	$182	$(35)	$147
Shareholders’ income from continuing operations	$288	$(35)	$253
Income from continuing operations	$290	$(35)	$255
Net Income	$294	$(35)	$259
Shareholders’ income per share from continuing operations:
Basic	$1.04	$(0.13)	$0.91
Diluted	$1.03	$(0.12)	$0.91
Shareholders’ net income per share:
Basic	$1.05	$(0.13)	$0.92
Diluted	$1.05	$(0.13)	$0.92
Total assets	$41,406	$(200)	$41,206
Shareholders’ equity	$3,592	$(200)	$3,392
Per share	$13.25	$(0.74)	$12.51

Condensed Selected Financial Data

Year ended December 31, 2007

Highlights

		Effect of
		amended	As
	As previously	accounting	retrospectively
(Dollars in millions, except per share data)	reported	guidance	adjusted
Revenues
Premiums and fees and other revenues	$15,376	$(1)	$15,375
Total revenues	$17,624	$(1)	$17,623
Results of Operations:
International	$176	$(38)	$138
Shareholders’ income from continuing operations	$1,120	$(38)	$1,082
Income from continuing operations	$1,123	$(38)	$1,085
Net Income	$1,118	$(38)	$1,080
Shareholders’ income per share from continuing operations:
Basic	$3.91	$(0.13)	$3.78
Diluted	$3.86	$(0.13)	$3.73
Shareholders’ net income per share:
Basic	$3.89	$(0.13)	$3.76
Diluted	$3.84	$(0.13)	$3.71
Total assets	$40,065	$(181)	$39,884
Shareholders’ equity	$4,748	$(181)	$4,567
Per share	$16.98	$(0.65)	$16.33

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